UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011 (March 5, 2011)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           The Board of Directors (“Board”) of NewLink Genetics Corporation (the “Company”) has established November 2, 2012 as the date for the Company’s 2012 annual meeting of stockholders (the “2012 Annual Meeting”).  Two of the Company’s current Class I directors, David J. Lundquist and Dr. Sarah Alexander, advised the Board on March 5, 2012 that they do not intend to stand for re-election at the 2012 Annual Meeting, but that they intend to continue to serve on the Board and on their respective committees until the date of the 2012 Annual Meeting. The third Class I director, Ernest J. Talarico, III, has advised the Company that he is willing to stand for re-election at the 2012 annual meeting.  The Company’s Nominating and Corporate Governance Committee has commenced a search for new Board candidates.  The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in accordance with the Policy on Stockholder Recommendations for Director Nominees attached as Exhibit 10.1.

(e)           On March 5, 2012, the Board approved 401(k) contributions for the Company’s named executive officers.  The Company’s employees, including its executive officers, are eligible to participate in the Company’s 401(k) plan (the “401(k) Plan”).  The 401(k) Plan provides that each participant may contribute a portion of his or her pretax compensation. In addition, the Company provides an annual contribution of 3% of each participant’s salary (the “Safe Harbor Contribution”).  The Safe Harbor Contribution is capped at $7,350.00 per year.  The Board also has the discretion to approve additional contributions to participants (the “Discretionary Contribution”).  For 2011, the Board approved Discretionary Contribution amounts for named executive officers that, when added to the Safe Harbor Contributions, totaled 4.5% of each named executive officer’s 2011 total compensation, which included 2011 salary and 2010 bonuses that were paid in 2011.  The following table lists the 401(k) contributions that the Company made to its named executive officers for 2011:

Named Executive Officer	Discretionary Contribution	Safe Harbor Contribution	Total 401(k) Contribution	Percent of Total Compensation Paid in 2011
Dr. Charles J. Link, Jr.	$23,559.87	$7,350.00	$30,909.87	4.5%
Dr. Nicholas N. Vahanian	$13,031.09	$7,350.00	$20,381.09	4.5%
Gordon H. Link, Jr.	$7,218.66	$7,350.00	$14,568.66	4.5%
Kenneth Lynn	$7,213.58	$7,350.00	$14,563.58	4.5%
Dr. W. Jay Ramsey	$6,825.00	$7,350.00	$14,175.00	4.5%

Full copies of the 401(k) Prototype  Plan, the 401(k) Adoption Agreement and an amendment to the 401(k) Adoption Agreement, which comprise all of the governing 401(k) Plan documents, are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Policy on Stockholder Recommendations for Director Nominees.
10.2	NewLink Genetics Corporation 401(k) Prototype Plan and Trust, effective as of January 1, 2005.
10.3	NewLink Genetics Corporation 401(k) Adoption Agreement, effective as of January 1, 2005.
10.4	Material Modification to the NewLink Genetics Corporation 401(k) Adoption Agreement, effective as of January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 9, 2012

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Policy on Stockholder Recommendations for Director Nominees.
10.2	NewLink Genetics Corporation 401(k) Prototype Plan and Trust, effective as of January 1, 2005.
10.3	NewLink Genetics Corporation 401(k) Adoption Agreement, effective as of January 1, 2005.
10.4	Material Modification to the NewLink Genetics Corporation 401(k) Adoption Agreement, effective as of January 1, 2011.